[TRANSLATED FROM THE HEBREW]

                                  APPENDIX "G"

                                    AGREEMENT

                Made this _____ day of ___________________ 199__

BETWEEN:    1.     AMPAL ISRAEL LTD (Public Company No. 52-002622-0)
                   of 111 Ariozorov St., Tel Aviv
                   (hereinafter referred to as "Ampal")

            2. AMOT INVESTMENTS LTD (Public Company No. 52-002668-3) of 8 Shaul Hamelech Blvd., Tel Aviv
                  (hereinafter referred to as "Amot")

            3. GMUL INVESTMENT CO. (Public Company No. 52-0018136) of 8 Shaul Hamelech Blvd., Tel Aviv
                  (hereinafter referred to as "Gmul")

                  (hereinafter jointly referred to as "the Vendors")

                                                                 of the one part

AND:              __________________________________________________

                  of________________________________________________

                  (hereinafter referred to as "the Purchaser")

                                                               of the other part

Samuel, Moshinsky & Co., Law Offices and Notary
Firon, Kami, Sarov & Firon, Advocates and Notaries

WHEREAS Ampal holds 783,778 ordinary shares of NIS 1 n.v. each in Moriah Hotels Ltd (Private Company No. 51-0508160-1) (hereinafter referred to as "Ampal's shares") (hereinafter referred to as "the Company");

AND WHEREAS       Amot holds 460,725 ordinary shares of NIS 1 n.v. each in the
                  Company (hereinafter referred to as "Amot's shares");

AND WHEREAS       Gmul holds 340,773 ordinary shares of NIS 1 n.v. each in the
                  Company (hereinafter referred to as "Gmul's shares");

AND WHEREAS       the Vendors wish to jointly sell Ampal's shares, Amot's shares and Gmul's shares to the Purchaser pursuant to the matters provided and set forth in this agreement below (Ampal's shares, Amot's shares and Gmul's shares are hereinafter referred to as "the sold shares");

AND WHEREAS       the Purchaser wishes to purchase the sold shares from the
                  Vendor pursuant to the matters provided and set forth below in this agreement;

AND WHEREAS       the Purchaser has, to its full satisfaction, carried out a due diligence examination of the Company, its business, assets and liabilities, its legal, accounting and financial position and also additional examinations which it deemed appropriate to make, and after the examinations as aforesaid it made an offer to the Vendors to enter into this agreement with them and to purchase the sold shares from them, for the consideration and upon the terms and conditions set forth below herein;

AND WHEREAS       the Vendors wish to enter into this agreement with the
                  Purchaser and to sell the offered shares to the Purchaser for the consideration and upon the terms and conditions set forth below herein;

             IT HAS ACCORDINGLY BEEN WARRANTED, PROVIDED AND AGREED
                           BY THE PARTIES AS FOLLOWS:
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1.    Recitals, Appendices and Headings

      1.1 The recitals and the appendices to this agreement constitute an integral part hereof.

      1.2 The headings in this agreement are for convenience purposes only, and no regard shall be had thereto for the purposes of interpreting this agreement or any part hereof.

      1.3   Set forth below is an itemisation of the appendices annexed hereto:

            Appendix "Al" -               the Company's audited financial
                                          statements as at 30th December 1997;

            Appendix "A2" -               the Company's reviewed financial
                                          statements as at 30th September 1998;

y           Appendices "B1" to "B3" -     texts of share transfer deeds;

            Appendix "C" -                text of minutes of a meeting of the
                                          Company's board of directors;

            Appendix "Dl" -               text of HVE's notice of exercising
                                          HVE's option;

            Appendix "D2" -               text of HVE's share transfer deed.

2.    Definitions

      In this agreement the following expressions shall bear the meanings set forth alongside them.

       "dollar" -                   a US dollar;

       "HVE's option" -             as defined in clause 9 below;

       "the approvals" -            the approvals specified in clause 5.2 herein
                                    and each of them;

       "the Company" -              Moriah Hotels Ltd. Private Company No.
                                    51-050816-1;

       "the last date" -            90 days after the date of the agreement as
                                    defined below or a later date upon which the
                                    parties shall agree in writing;
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       "the sold shares" -          Ampal's shares, Amot's shares and Gmul's
                                    shares;

       "the representative rate"
       and/or "the representative
       rate of the dollar" -        the representative rate of The US dollar as
                                    published by the Bank of Israel; if at any time a representative rate of the US dollar shall not be published, "the representative rate of the dollar shall be the average between the lowest cash rate at which, at the relevant time at noon, Bank Hapoalim Ltd purchases US dollars from Israeli citizens without rights and special exemptions and the highest cash rate at which, at the relevant time at noon, Bank Hapoalim Ltd sells US dollars to Israeli residents without rights and special exemptions;

       "the consideration" -        US$75,827,600 (seventy-five million, eight
                                    hundred twenty-seven thousand, six hundred
                                    US dollars) which is the price which the Purchaser undertakes to pay the Vendors for the sold shares as provided in clause 8 below;

       "Ampal's part of
       the consideration" -         49.44% of the consideration as provided in
                                    clause 8.1.1 below;

       "Amot's part of
       the consideration" -         29.06% of the consideration as provided in
                                    clause 8.1.2 below;

       Gmul's part of
       the consideration" -         21.50% of the consideration as provided in
                                    clause 8.1.3 below;

       "HVE" - HVE - Hevrat Ovdim Investments Ltd (Public Company No. 52-002847-3);

       "business day" -             a day on which there is trading in foreign
                                    currency by the banks in Israel; for the avoidance of doubt, Sundays are not a business day;

       "the completion date" -      as defined in clause 6 below;

       "Ampal's shares" -           783,778 ordinary stares of NIS 1 n.v. each
                                    in the Company;
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       "Amot's shares" -            460,725 ordinary shares of NIS 1 n.v. each
                                    in the Company;

       "Gmul's shares" -            340,773 ordinary shares of NIS 1 n.v. each
                                    in the Company;

       "HVE's shares" -             as defined in clause 9 below;

       "the agreement date" -       the date on which this agreement shall be
                                    executed by the Vendors;

       "the interim period" -       the period between the agreement date and
                                    the completion date.

3.    The Vendors' Warranties

      3.1   Ampal warrants that:

            (a) It is the owner of Ampal's shares and that Ampal shares are fully paid up and are free of any charge, attachment or third party rights whatsoever and when they shall be transferred to the Purchaser pursuant to the provisions of this agreement, they shall be transferred free of any charge, attachment or third party right.

            (b) There is no impediment at law and/or agreement into its entering into this agreement.

            (c) It is duly incorporated and is entitled pursuant to its documents of incorporation to enter into this agreement and to act pursuant thereto and that all its competent organs have passed all the resolutions required to approve its contractual relationship in this agreement and to perform all its obligations pursuant hereto.

      3.2   Amot warrants that:

            (a) It is the owner of Amot's shares and that Amot shares are fully paid up and are free of any charge, attachment or third party rights whatsoever and when they shall be transferred to the Purchaser pursuant to the provisions of this agreement, they shall be transferred free of any charge, attachment or third party right.

            (b) There is no impediment at law and/or agreement into its entering into this agreement.

            (c) It is duly incorporated and is entitled pursuant to its documents of incorporation to enter into this agreement and to act pursuant hereto and that all its competent organs have passed all the resolutions required to approve its contractual relationship in this agreement and to perform all its obligations pursuant hereto.

      3.3   Gmul warrants that:

            (a) It is the owner of Gmul's shares and that Gmul shares are fully paid up and are free of any charge, attachment or third party rights whatsoever and when they shall be transferred to the Purchaser pursuant to the provisions of this agreement, they shall be transferred free of any charge, attachment or third party right.

            (b) There is no impediment at law and/or agreement into its entering into this agreement.

            (c) It is duly incorporated and is entitled pursuant to its documents of incorporation to enter into this agreement and to act pursuant hereto and that all its competent organs have passed all the resolutions required to approve its contractual relationship in this agreement and to perform all its obligations pursuant hereto.

      3.4 The Vendors warrant, that as far as they are aware, the Company's audited financial statements as at 31st December 1997 and the Company's reviewed financial statements as at 30th September 1998, annexed hereto as appendices "A1" and "A2", fairly reflect, in conformity with generally accepted accounting principles, the Company's financial position as at the respective date that each of them were drawn up.

      3.5 The Vendors warrant that they requested the Company to centralise at the Company's offices and/or Ampal's offices, at 111 Ariozorov St., Tel Aviv, material documents and data in connection with the Company which did not include agreements with suppliers, customers and/or agents, and to enable the Purchaser to inspect, at its election, such documents and data and that they are unaware of any material agreement of the Company, save for agreements with suppliers, customers and/or agents, that were not made available for the Purchaser's inspection nor of any material claim against the Company the documents in connection with which were not made available for the Purchaser's inspection.

      3.6 The Vendors warrant that, apart from the matters set forth in sub-clauses 3.4 and 3.5 above, they and/or any of them and/or anyone on their behalf do not expressly or impliedly make any representation whatsoever and/or assume any undertaking whatsoever with regard to the correctness, accuracy and/or completeness of the documents and/or the data that were made available for the Purchaser's inspection as in clause 3.5 above and/or that were delivered to the Purchaser by the Company and/or the Vendors and/or any of them and/or anyone on their behalf and/or which reached the Purchaser's knowledge in any manner whatsoever, whether in writing or orally, directly or indirectly, whether within the context of the tours of the Company's hotels or in any other manner.

4.    The Purchaser's Warranties

      The Purchaser warrants and undertakes that:

      4.1 It independently and to its full satisfaction carried out a due diligence examination of the Company, its business, assets and liabilities and legal, accounting and financial position and also additional examinations which it deemed appropriate to make, that it and/or anyone on its behalf received all the information they requested to receive and that it was given the opportunity of carrying out any examination it wished to make and to receive all information, irrespective of whether it requested it, within the context of the documents and the data that were made available for its inspection as provided in clause 3.5 above, during the course of the tours of the Company's hotels and also in any other manner, and that insofar as any information was not delivered to it, whether it requested that it should be delivered to it or otherwise, it has decided to enter this agreement notwithstanding the fact that such information was not delivered to it, and while giving a full waiver of any claim and/or complaint and/or demand in such regard, and that it has found the Company and the sold shares appropriate for its objects and that it is purchasing the sold shares `as is' and with the Company being `as is', and that it fully and finally waives any claims and/or demands and/or complaints whatsoever against the Vendors and/or the Company and/or any of them and/or anyone on their behalf, including with regard to a patent and/or latent non-conformity and/or defect in respect of the sold shares and/or the Company, and that it is purchasing the sold shares without relying upon any representation and/or undertaking on behalf of the Vendors and/or the Company and/or any of them and/or anyone on their behalf, save for these expressly set forth in clause 3 above.

      4.2 It waives any complaint and/or claim and/or demand against the Vendors and/or against the Company and/or any of them and/or anyone on their behalf in respect of incorrectness, inaccuracy and/or incompleteness of the documents and/or the data that were made available for its inspection as provided in clause 3.5 above and/or that were brought to its knowledge during the course of the tours of the Company's hotels and/or that were delivered to it by the Company and/or the Vendors and/or any of them and/or anyone on their behalf and/or that reached it in any other manner, directly or indirectly, whether in writing or orally.

      4.3 It is aware and it agrees that the Vendors and/or the Company and/or any of them and/or anyone on their behalf are not making any representation with regard to the correctness, accuracy and/or completeness of the documents and/or the information that were delivered to it, whether in writing or orally, directly or indirectly, including, but without derogating from the generality of the aforegoing, any statement, information or representation that were made or given, if made or given, by any of the employees and/or officers and/or shareholders of the Company and/or of the Vendors, and without prejudice to the generality of the aforegoing, directors and/or representatives and/or consultants (legal or others) of the Vendors and/or of the Company and/or by any other person and/or entity on behalf of any of those enumerated above.

      4.4 It is aware and it agrees that the Company and all its subsidiaries have confirmed to the Vendors that they do not and shall not have and they waive in advance any claim and/or complaint and/or demand against the Vendors, any of them and anyone on their behalf, including anyone who served and/or is serving as a director of the Company and/or of any of its subsidiaries, and the Purchaser hereby undertakes to indemnify the Vendors and/or any of them and/or anyone on their behalf and/or anyone who served and/or is serving as a director of the Company and/or of any of its subsidiaries in respect of any expense that shall be incurred and/or payment that shall be made in connection with any claim and/or complaint and/or demand that shall be raised against any of them by the Company and/or any of its subsidiaries on its behalf in any matter whatsoever.

      4.5 That there is no impediment at law and/or agreement and/or any other impediment to its entering into this agreement and purchasing the sold shares.

      4.6 That it is duly incorporated and is entitled pursuant to its documents of incorporation to enter into this agreement and to act pursuant hereto and that all its competent organs have passed all the resolutions required to approve its contractual relationship in this agreement and to perform all its obligations pursuant hereto.

5. Validity of the Agreement and Terms and Conditions for the Sale of the Sold Shares

      5.1 This agreement shall come into effect immediately upon the execution hereof by the Vendors.

      5.2 Notwithstanding the provisions of clause 5.1 above, the performance of the parties' obligations pursuant to clauses 7, 8 and 9 to this agreement is conditional upon obtaining all the approvals specified below by the last date:

            (a) unconditional and unqualified approval of the Director of Restrictive Trade Practices pursuant to the Restrictive Trade Practices Law, 5748-1988;

            (b) approval of the Investment Centre of the Ministry of Industry and Trade;

            (c) approval of Bank Hapoalim Ltd as required pursuant to the debentures signed in its favour by the Company.

      5.3 The parties shall cooperate insofar as required to obtain the Director of Restrictive Trade Practices' approval as provided in clause 5.2(a) above and they shall, inter alia, within 14 days from the agreement date, submit an appropriate application to the Director of Restrictive Trade Practices and thereafter shall furnish the Restrictive Trade Practices Authority with any document or information that it shall require for the purposes of granting the approval.

      5.4 Within 14 days of the agreement date the Vendors shall make application to the entities mentioned in sub-clauses 5.2(b) and 5.2(c) to grant the approvals mentioned in sub-clauses 5.2 and 5.2(c) above; copies of the said applications shall be sent to the Purchaser.

            The parties shall cooperate and furnish every document or information that shall be required by any of the entities mentioned in sub-clauses 5.2(b) and 5.2(c) in order to grant such approvals.

      5.5 All the expenses and payments that must be effected, if any, in order to obtain the approvals shall be borne and paid by the Company.

      5.6 If any of the approvals are not received by the last date (and there is no undertaking and/or representation by any of the parties hereto in connection with the possibility of receiving the approvals), this agreement shall automatically terminate at the end of 14 days from the last date, unless all the approvals have been received prior to the end of the said 14 days.

            If the agreement terminates as aforesaid, each of the Vendors shall refund to the Purchaser the first instalment paid made by the Purchaser on account of its part of the consideration, as provided in clause 8.5 below, and none of the parties shall have any complaint and/or claim and/or demand against the others in connection with this agreement and/or the proceeding which led to the execution hereof and/or the failure to obtain any of the approvals and/or the termination of this agreement.

      5.7 The Purchaser hereby confirms that it is aware that pursuant to various agreements between the Company and its subsidiaries and/or any of them and Israel Land Administration, Israel Land Administration's consent is required for the transfer of the sold shares from the Vendors to the Purchaser, and that the Israel Land Administration may require, as a condition for giving its said consents, consent charge payments from the Company and/or the Company's subsidiaries and/or any of them and that Israel Land Administration has not given any consent to the transfer of the offered shares to the Company. The Purchaser hereby undertakes to do every action and to make every necessary payment, including consent charges and/or capitalisation charges required in order to obtain all the necessary consents from Israel Land Administration to the transfer of the sold shares to the Purchaser. It is hereby agreed that if the Purchaser does not obtain Israel Land Administration's consent to the transfer of the sold shares to the Purchaser by completion date, the Purchaser shall be entitled to act as aforesaid in order to obtain the said consents even after the completion dates, and that in such event the Purchaser may require the Company and/or any of its subsidiaries to pay Israel Land Administration the Payments that it shall require in order to grant its consents. In any event, failure to obtain Israel Land Administration's consents shall not impair the validity of this agreement and/or constitute a cause for the annulment hereof, whether prior to the completion date or thereafter, and all the liability and damages that may be occasioned to the Purchaser and/or the Company and/or the Company's subsidiaries and/or any of them shall be borne by the Purchaser, without it having any claim and/or demand and/or complaint against the Vendors and/or any of them and/or anyone on their behalf.

6.    The Completion Date and the Interim Period

      6.1 After receiving all the approvals, the Vendors shall determine the date and time at which the operations set forth in clauses 7 and 8 below shall take place, which shall not be later than the end of 14 business days from the last date, and they shall give written notice thereof to the Purchaser (the said date and time as shall be determined by the Vendors are hereinafter referred to in this agreement as "the completion date").

            On the completion date, the parties shall meet at the offices of Advs. Firon, Kami, Sarov & Firon, at 111 Ariozorov St., Tel Aviv and shall effect the operations enumerated in clauses 7 and 8 below:

      6.2   (a)   The Purchaser hereby confirms that it agrees that in the
                  interim period the Company shall declare and distribute cash dividends in any amount whatsoever not exceeding the sum of all the Company's distributable profits in respect of 1998 and in respect of previous periods, as shall be determined by the Company's auditors.

            (b) The dividend amounts that shall actually be distributed by the Company to Ampal, Amot and Gmul during the interim period, in their dollar value according to the representative rate of the dollar on the date of actual payment to Ampal, Amot and Gmul, shall be deducted from the consideration which the Purchaser is liable to pay the Vendors as provided in clause 8 below and each of the Vendors' part of the consideration shall be reduced respectively.

            (c) Without prejudice to the generality of the provisions of clause 4.4 above, the Purchaser warrants and undertakes to each of the Vendors and to HVE that it is aware and it agrees that the Company has confirmed to the Vendors that it does not and shall not have and it waives in advance any claim and/or complaint and/or demand against the Vendors and/or any of them and/or anyone on their behalf, including anyone who served and/or is serving as a director of the Company and/or against HVE in respect at and in connection with the dividends that shall be declared and/or distributed by the Company in the interim period, and the Purchaser hereby undertakes to indemnify the Vendors and/or any of then and/or anyone on their behalf, including anyone who served and/or serves as a director of the Company and/or HVE, in respect of any expense that shall be incurred and/or payment that shall be made in connection with any claim and/or complaint and/or demand that shall be raised against any of them by the Company and/or anyone on its behalf in connection with the Company's declaration and/or distribution of dividends.

      6.3 Any event or occurrence that shall occur during the interim period, whether as a result of a decision of the Company and/or the Vendors or otherwise, shall not confer any right upon the Purchaser to rescind the agreement.

      6.4 In the interim period, the Vendors shall inform the Purchaser of every board of directors' meeting that shall be convened in the interim period and they shall enable a representative on the Purchasers behalf to be present as an observer at such meeting.

7.    Transfer of the Sold Shares

      On the completion date, after all the approvals have been received and after all the payments which the Purchaser is liable to pay Ampal, Amot and Gmul as provided in clause 8 below have been effected:

      (a) Ampal shall deliver a share transfer deed to the Purchaser in the text annexed hereto as appendix "B1" in respect of Ampal's shares;

      (b) Amot shall deliver a share transfer deed to the Purchaser in the text annexed hereto as appendix "B2" in respect of Amot's shares;

      (c) Gmul shall deliver a share transfer deed to the Purchaser in the text annexed hereto as appendix "B3" in respect of Gmul's shares;

      (d) the Vendors shall deliver to the Purchaser minutes of the Company's board of directors approving the transfer of Ampal's shares, Amot's shares and Gmul's shares to the Purchaser in the text annexed hereto as appendix "C", signed by the chairman of such meeting.

      By delivering the aforementioned documents, the Vendors will have fulfilled their duty to transfer and sell the sold shares to the Purchaser.

8.    The Consideration

      In consideration for the sold shares, the Purchaser shall pay the Vendors the sum of US$75,827,600 (seventy-five million, eight hundred twenty-seven thousand, six hundred US dollars) hereinafter referred to as "the consideration") in the apportionment and instalments and at the times specified below.

      8.1 The Purchaser shall pay each of the Vendors its part of the consideration in two instalments as specified below:

            8.1.1 To Ampal - an amount equal to 49.44% as the consideration for
                  Ampal's shares (hereinafter referred to as "Ampal's part of the consideration");

            8.1.2 To Amot - an amount equal to 29.06% as the consideration for
                  Amot's shares (hereinafter referred to as "Amot's part of the consideration");

            8.1.3 To Gmul - an amount equal to 21.50% as the consideration for
                  Gmul's shares (hereinafter referred to as "Gmul's part of the consideration");

      8.2 The Purchaser shall pay the consideration to the Vendors in the following instalments and at the following times:

            8.2.1 The first instalment - at 08:30 hours on the second business day after the agreement date, the Purchaser shall pay the Vendors 20% of the consideration as a first instalment on account of the consideration as follows:

                  8.2.1.1 the Purchaser shall pay Ampal 20% of Ampal's part of the consideration;

                  8.2.1.2 the Purchaser shall pay Amot 20% of Amot's part of the consideration;

                  8.2.1.3 the Purchaser shall pay Gmul 20% of Gmul's part of the consideration;

            8.2.2 The Second Instalment

                  The Purchaser shall pay the Vendors the balance of the consideration on the completion date, that is to say 80% of the consideration as follows:

                  8.2.2.1 the Purchaser shall pay Ampal 80% of Ampal's part of the consideration;

                  8.2.2.2 the Purchaser shall pay Amot 80% of Amot's part of the consideration;

                  8.2.2.3 the Purchaser shall pay Gmul 80% of Gmul's part of the consideration;

            8.2.3 A breach of any of the Purchaser's obligations pursuant to clause 8.2.1 above and/or pursuant to clause 8.2.2 above shall constitute a fundamental breach of this agreement.

      8.3 The consideration and each and every instalment in respect thereof shall be paid by the Purchaser in new shekels according to the representative rate at the time of actually effecting the payment.

      8.4 The consideration and each and every instalment in respect thereof shall be paid by way of bank cheques to the order of Ampal, Amot or Gmul, as the case may be, drawn on one of the five largest commercial banks in Israel.

            The consideration amount and/or each and every instalment in respect thereof shall only be deemed as having been paid at the time that the bank accounts of Ampal, Amot and/or Gmul, as the case may be, are credited with the amount of the relevant bank cheque.

      8.5 If this agreement is terminated as provided in clause 5.6 above, each of the Vendors, without mutual liability inter se, shall, within 21 days of the last date, refund to the Purchaser its part of the first instalment paid to it by the Purchaser on account of the consideration as provided in clause 8.2.1 above, in its dollar value and in new shekels according to the representative rate of the dollar known at the time of actually effecting the refund.

      8.6 It is hereby agreed that if the Purchaser breaches its obligation to pay the Vendors on due date the full amount of the first instalment as provided in clause 8.2.1, or the full amount of the second instalment as provided in clause 8.2.2 above, the Vendors shall in each of the said events be entitled to rescind this agreement upon written notice to the Purchaser, without giving it any advance notice thereof and without giving it any opportunity to rectify the breach.

      8.7 The parties hereby determine, after a cautious evaluation, that the damage that can be anticipated at the time of entering into this agreement as a reasonable consequence of a breach of the Purchaser's obligation to pay the Vendors on due date the full amount of the first instalment, as provided clause 8.2.1 above, and/or the full amount of the second instalment, as provided in clause 8.2.2 above, and of the rescission of the agreement by the Vendors as provided in clause 8.6 above, is 10% of the consideration (in dollar values).

            Without prejudice to any other and/or additional right and/or relief of the Vendors, it is hereby agreed that if the Purchaser breaches its obligation to pay the Vendors the first instalment, as provided in clause 8.2.1 above, and/or the second instalment, as provided in clause 8.2.2 above, and if the Vendors rescind the agreement as provided in clause 8.6 above, the Purchaser shall pay each of the Vendors, by way of liquidated damages, and immediately upon being required to do so by the Vendors, an amount equal to 10% of the consideration (in dollar values) (hereinafter referred to as "the liquidated damages").

            The liquidated damages shall be apportioned between the Vendors as follows: to Ampal - 49.44% of the liquidated damages; to Amot - 29.06% of the liquidated damages and to Gmul - 21.50% of the liquidated damages. The Purchaser hereby agrees that if this agreement is rescinded by the Vendors as provided in clause 8.6 above, each of the Vendors shall be entitled, without prejudice to any right and/or relief available to it at law and/or agreement, to set-off its part of the liquidated damages or part thereof, at its election, against any amount due from it to the Purchaser.

9.    Purchase of HVE's Shares by the Purchaser

      The Purchaser warrants and confirms that it is aware that HVE is the owner of 118,589 ordinary shares of NIS 1 n.v. each in the Company (hereinafter referred to as "HVE's shares"). The Purchaser hereby grants HVE an option (hereinafter referred to as "HVE's option") to sell it all HVE's shares as follows:

      9.1 The exercise of HVE's option is conditional upon all the approvals being received, that the Vendors shall determine the completion date as provided in clause 6 above, and that on the completion date the Vendors shall deliver to the Purchaser the share transfer deeds and the minutes of the Company's board of directors as provided in clause 7 above.

      9.2 Immediately after the completion date and the performance of the matters set forth in clause 7 above, the Purchaser and/or the Vendors shall give notice thereof to HVE.

      9.3 HVE shall be entitled to exercise HVE's option within 14 days of the date on which the Purchaser's and/or the Vendors' notice is delivered to HVE as provided in clause 9.2 above by giving the Purchaser, within the 14 days, written notice of its decision to exercise HVE's option in the text annexed hereto as appendix "D1" to which shall be annexed a share transfer deed in the text annexed hereto as appendix "D2" signed by HVE (hereinafter referred to as "HVE's notice").

            If HVE's notice is not delivered to the Purchaser together with a share transfer deed as aforesaid within the said 14 days, HVE's option shall expire, and HVE and/or the Purchaser shall not be granted any right whatsoever.

      9.4 By twelve noon on the seventh business day after the date on which HVE's notice is delivered to the Purchaser, the Purchaser shall pay HVE, in consideration for HVE's shares (and in addition to the full amount of the consideration that it paid the Vendors as provided in clause 8 above, an amount equal to 7.48% of the consideration in new shekels according to the representative rate known on the date of actual payment.

            If the Company distributes cash dividends in the interim period, the value of the dividends which HVE shall actually receive in the interim period, in their dollar value according to the representative rate of the dollar on the date of the actual payment thereof to HVE, shall be deducted from the amount that shall be paid by the Purchaser in consideration for HVE's shares as aforesaid.

            The Purchaser hereby undertakes that if it directly or indirectly purchases HVE's shares within twelve months of the agreement date, whether in consequence of exercising HVE's option or in any other manner it shall deduct 1% (one percent) of the amount of the payment to HVE together with VAT and shall remit it to the Vendors as HVE's contribution to the costs of preparing this agreement. The payment shall be effected by way of a bank cheque to HVE's order drawn on one of the five large commercial banks in Israel; the payment amount shall only be deemed as having been paid at the time HVE's bank account is credited with the amount of the bank cheque as aforesaid.

      9.5 If HVE exercises HVE's option, the Purchaser shall be deemed as also having given HVE all the warranties and undertakings in clause 4 above and in clause 10.2 below, mutatis mutandis, in connection with HVE's shares and HVE.

      9.6 The Purchaser warrants and confirms that it is aware and it agrees that the Vendors and/or the Company and/or any of them and/or anyone on their behalf do not make any representation with regard to HVE's shares and/or the possibility of HVE's option being exercised by HVE, and it waives any complaint and/or claim and/or demand against the Vendors and/or against the Company and/or any of them and/or anyone on their behalf in connection with HVE's shares and/or HVE's option, including, but without prejudice to the generality of the aforegoing, the exercise or non-exercise thereof by HVE.

      9.7 The provisions of this clause 9 constitute a contract in favour of a third party - HVE; however, it is hereby expressly agreed that the Vendors and the Purchaser are entitled to amend the provisions of this clause 9 at any time, either prior to or after notice thereof is given to HVE.

10.   Taxes, Expenses and Various Payments

      10.1 Income tax and/or capital gains tax that shall apply, if at all, to Ampal, Amot or Gmul in connection with the sale of the sold shares pursuant to this agreement shall be borne by Ampal, Amot or Gmul, as the case may be. Any tax and/or levy and/or other official fee, including, but without prejudice to the generality of the aforegoing, stamp duty, shall be borne and paid by the Purchaser.

      10.2 Save for those deductions of income tax at source which the Purchaser shall be statutorily liable to deduct the Purchaser shall not deduct and shall not set-off any amount from any payment it is liable to make to the Vendors and/or to any of them and/or to HVE, and any such deduction and/or set-off, whether justified or otherwise, shall constitute a breach of the provisions of this agreement.

            For the avoidance of doubt if a certificate of the income tax authorities is produced to the Purchaser exempting the payment to the Vendors and/or any of them from deduction of income tax at source, tax shall not be deducted at source from the payments to such party.

      10.3 In addition, but without prejudice to the provisions of clause 5 above, it is hereby expressly agreed that any tax, official fee, levy, consent charges, capitalisation charges and/or other payment and/or other expense which the Company and/or any of its subsidiaries (hereinafter jointly and severally referred to as "the Group") paid and/or incurred and/or shall pay and/or shall incur in accordance with a determination of the Vendors in connection with the preparation of this agreement and/or in connection with the proceeding within the context whereof this agreement was executed and/or in connection with the implementation of this agreement and/or the exercise of HVE's option, and, but without prejudice to the generality of the aforegoing, any payment of capitalisation charges and/or consent charges to Israel Land Administration which the Group shall pay in accordance with the Vendors' determination in connection with obtaining the approvals, shall be borne and paid by the Group, without the Group and/or the Purchaser having any complaint and/or claim and/or demand whatsoever against the Vendors and/or any of them and/or anyone on their behalf and/or against any officers of the Group, and the Purchaser hereby undertakes to indemnify the Vendors and/or any of them and/or anyone on their behalf and/or any officer of the Group in respect of any expense that shall be incurred and/or payment that shall be made in connection with any claim and/or complaint and/or demand that shall be raised against any of them by the Group and/or the Purchaser and/or anyone on their behalf.

11.   Arbitration

      11.1 All the disputes, contentions or differences that may arise between the parties in all matters relating to this agreement or the rescission hereof or any of the terms and conditions hereof (including the issue of the validity thereof) shall be referred to the decision of a sole arbitrator who shall agreed upon by the parties.

      11.2 If the parties to not reach agreement as to the arbitrator's identity, he shall be appointed by the Tel Aviv-Jaffa District Court upon written application by any party.

      11.3 The arbitrator shall be released from the laws of evidence and the rules of procedure, but he shall make his award in accordance with the substantive law, he shall give reasons for his decision and his decision shall be final and bind the parties.

12.   Miscellaneous

      12.1 The parties' rights and duties in connection with the subject matter of this agreement shall only be determined in accordance with the provisions hereof and any amendment or addendum thereto shall require the parties' written consent.

      12.2 Without prejudice to the Purchaser's duty to make every payment pursuant to this agreement on due date, it is agreed that any payment made by the Purchaser after the date on which it was under a duty to make it pursuant to the provisions hereof shall be linked to the representative rate of the dollar and shall bear interest at the rate of 9% per annum.

      12.3 This agreement annuls and replaces any agreement, consent and/or undertaking whatsoever between the Purchaser and the Vendors and/or any of them, and/or anyone on their behalf.

      12.4 This agreement shall be governed by Israeli law and exclusive jurisdiction in connection herewith, subject to the provisions of clause 11 above, is hereby given to the Tel Aviv-Jaffa courts alone.

      12.5  Notices

            For so long as a party does not give another written notice to the other, the parties' addresses for the purpose of this agreement are as appear in the recitals and any such notice sent by any party to another shall be deemed as having been received by the party to which it was sent; if delivered or left at its address - at the time of delivery thereof; if sent by registered post - three (3) business days from the date of delivery thereof to the post office for dispatch by registered post; and if transmitted by facsimile - at the end of the first business day after the time of transmission.

            For so long as any party does not give another notice to the other, the parties' addresses for the purpose of this agreement shall be as follows:

            (a)   Ampal Israel Ltd -
                  111 Ariozorov St., Tel Aviv, Fax: 03-6090827, with a copy to Adv. Zvi Firon of 111 Ariozorov St., Tel Aviv, Fax:
                  03-6953802;

            (b)   Amot Investments Ltd.
                  8 Shaul Hamelech Blvd, Tel Aviv, Fax: 03-6938501, with a copy to Adv. Yoram Samuel of 138 Rothschild Blvd, Tel Aviv, Fax:
                  03-6867533;

            (c)   Gmul Investments Co. Ltd.
                  8 Shaul Hamelech Blvd, Tel Aviv, Fax: 03-6979480, with a copy to Adv. Yoram Samuel of 138 Rothschild Blvd. Tel Aviv, Fax:
                  03-6867533;

            (d)   The Purchaser --
                  Sheraton Intercontinental Ltd. and Koor Tourism Ltd., Fax: For Sheraton Intercontinental Ltd: 32 2 224 3592; for Koor Tourism Ltd.:_________________________________________________________

      12.6 Each of the Vendors (hereinafter referred to as "the selling party") is entitled to sell its shares in the Company to the other Vendors. In such event, the selling party shall assign and transfer to the other Vendors all the selling party's rights pursuant hereto, and such rights and obligations shall be apportioned between the other Vendors in a form and manner that shall be determined in a notice to be given by the other Vendors to the Purchaser.

            AS WITNESS THE HANDS OF THE PARTIES:

 /s/ [ILLEGIBLE]                                              /s/ [ILLEGIBLE]
-----------------       -------------------------          ---------------------
 Ampal Israel Ltd.      Gmul Investment Co., Inc.          Amot Investments Ltd.

                          /s/ Robert F. Cotter
                        -------------------------
                              The Purchaser

I the undersigned, Robert L. Scott, Adv., hereby certify that on January 20, 1999 Mr. Robert Cotter signed this agreement in my presence on behalf of Sheraton Intercontinental Ltd. (hereinafter, together with Koor Tourism Ltd., referred to as "The Purchaser") and that the signatures of Mr. Robert Cotter to this agreement, together with the signature of the authorized representative of Koor Tourism Ltd., collectively on the Purchaser's behalf, binds the Purchaser for all intents and purposes.

/s/ Robert L. Scott
----------------------
Robert L. Scott, Adv.

20.1.99 [ILLEGIBLE TRANSLATION OF A HEBREW PARAGRAPH]

 [ILLEGIBLE - HEBREW]
 [ILLEGIBLE - HEBREW]
 [ILLEGIBLE - HEBREW]

   /s/ [ILLEGIBLE]
----------------------
 [ILLEGIBLE - HEBREW]

                        PUT OPTION SIDE LETTER AGREEMENT

                              Dated: April 12, 1999

Further to an Agreement dated the 27th day of January, 1999, by and between Ampal Israel Ltd. ("Ampal"), Amot Investments Ltd. ("Amot") and Gmul Investments Company Ltd. ("Gmul"), (collectively, the "Vendors") of the one part, and Sheraton Intercontinental Ltd. ("Sheraton") and Koor Tourism Ltd. ("Koor") (jointly and severally, the "Purchasers"), of the other part (the "Main Agreement").

WHEREAS the Purchasers entered into the First Closing SLA with Gmul (attached hereto as Appendix A) and the Purchasers entered into the Second Closing SLA and the Dividend Side Letter Agreement with Ampal and Amot (attached hereto as Appendices B and C) (collectively the "Other SLAs"); and

WHEREAS the bifurcation of the Completion Date under the Main Agreement into the First Closing and the Second Closing (as specified in the Other SLAs) was made at Ampal's and Amot's request and the Purchasers have agreed thereto subject to Ampal granting the Put Option as herein defined, so that in the event that the First Closing is completed but the Second Closing is not completed, and if the Purchasers exercise the Put Option, Ampal shall purchase the Gmul's Shares and for all purposes Ampal shall be deemed to have purchased such Shares from Gmul in accordance with Section 12.6 of the Main Agreement as if the First Closing had never happened, and Ampal, Amot and the Purchasers shall have the same rights and obligations as they would have had under the Main Agreement in the event of such purchase under Section 12.6 of the Main Agreement and as if the above bifurcation had never happened.

Now therefore the Parties have agreed:

1. If, for reasons other than the acts or omissions of the Purchasers, the Second Closing is not completed as provided for in Section 2.2 of the Second Closing SLA, within fourteen days of the First Closing, Purchasers shall hold a put option against Ampal (the "Put Option") for the MHL shares purchased by the Purchasers from Gmul at the First Closing (the "Option Shares").

      1.1 The Put Option shall be in effect and exercisable as of the fifteenth day following the First Closing until the one hundred and twentieth day following the First Closing (the "Option Period"). Delivery to Ampal during the Option Period of written notice from the Purchasers of the exercise of the Put Option (the "Notice") shall require Ampal to purchase the Option Shares for a consideration equal to the full consideration paid by the Purchasers to Gmul pursuant to Sections 8.2.1.3 and 8.2.2.3 of the Main Agreement (in US dollars), i.e. $16,302,934, less the US dollar equivalent of any dividends actually paid by MHL with respect to the Option Shares after the completion of the First Closing (the "Consideration"). The said US dollar equivalency shall be determined by the Bank of Israel representative rate in effect at the time of the payment of the said dividends by MHL.

      1.2 Ampal shall be required to pay to the Purchasers the Consideration within fourteen days of delivery of the Notice (the "Payment Period") but only if the Purchasers deliver to Ampal against such payment a share transfer deed with respect to all Option Shares, in the text annexed hereto as Appendix D, and a written confirmation by the person or entity registered as shareholder with respect to the Option Shares, confirming that upon payment of the Consideration Ampal is the beneficial owner of the Option Shares and all rights attached thereto, and that the Option Shares are registered in such person or entity's name as trustees for Ampal until they are registered in Ampal's name.

2. In the event the Second Closing is not completed within forty-eight hours of the First Closing as a result of acts or omissions attributed to any third party ("Third Party"), the parties will cooperate fully in pursuing any claim against such Third Party.

3. The provisions of this agreement do not prejudice, unless expressly stated herein, in any way existing legal and/or contractual rights of the parties hereto including, but not limited to, with respect to sale and purchase of Ampal's Shares and Amot's Shares (as defined in the Main Agreement) under the Main Agreement.

4. If the Put Option is exercised, Ampal shall be deemed to have purchased from Gmul all the Gmul Shares (as defined in the Main Agreement) in accordance with Section 12.6 of the Main Agreement, together with all of Gmul's rights and obligations under the Main Agreement, as if the First Closing has never happened, so that if the purchase of the Ampal Shares (as defined in the Main Agreement) by the Purchasers and/or any of their affiliates will be completed by virtue or as a result of the Main Agreement, the Purchasers will purchase, simultaneously with the purchase of Ampal Shares (as defined in the Main Agreement), and as a condition to the purchase of the Ampal's Shares, all the Option Shares for an amount equal to the Consideration plus interest at an annual rate of LIBOR as of the date on which Ampal pays the Consideration to the Purchasers until the payment by the Purchasers to Ampal.

      The above does not reflect on the question of whether or not interest should accumulate on other payments made or due under the Main Agreement.

      Koor Industries Ltd.                                        AMPAL

      /s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
      --------------------------                -----------------------


      SHERATON


      --------------------------

      Koor Industries Ltd.                                        AMPAL

      /s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
      --------------------------                ------------------------


      SHERATON

      /s/ Robert F. Cotter
      --------------------------
      Robert F. Cotter

I confirm that Robert F. Cotter, by his above signature, is authorized to represent Sheraton Intercontinental Ltd.


                                                /s/ Robert L. Scott
                                                --------------------------------
                                                Robert L. Scott
                                                General Counsel
                                                Sheraton Intercontinental Ltd.

                         DIVIDEND SIDE LETTER AGREEMENT

                              Dated: April 12, 1999

Further to an Agreement dated the 27th day of January, 1999, by and between Ampal Israel Ltd. ("Ampal"), Amot Investments Ltd. ("Amot") and Gmul Investments Company Ltd. ("Gmul"), (collectively, the "Vendors") of the one part, and Sheraton Intercontinental Ltd. ("Sheraton") and Koor Tourism Ltd. ("Koor") (jointly and severally, the "Purchasers"), of the other part (the "Main Agreement").

WHEREAS, in accordance with the Main Agreement, Ampal shall sell 783,778 shares of Moriah Hotels Ltd. ("MHL") to the Purchasers ("Ampal's Shares") for consideration in the amount of US$37,489,165, Amot shall sell 460,725 shares of MHL to the Purchasers ("Amot's Shares") for consideration in the amount of US$22,035,509, and Gmul shall sell 340,773 shares of MHL to the Purchasers ("Gmul's Shares") for consideration in the amount of US$16,302,934;

WHEREAS the Purchasers paid on January 27, 1999, to each of the Vendors as required by the Main Agreement, their share of 20% of the consideration for the shares of the Vendors in MHL;

WHEREAS the Purchasers entered into the First Closing SLA with Gmul (attached hereto as Appendix A) and the Purchasers entered into the Second Closing SLA with Ampal and Amot (attached hereto as Appendix B);

WHEREAS Ampal, Amot and the Purchasers have agreed to separate the closing of the sale of Ampal's Shares and Amot's Shares (the "Second Closing" as specified in the Second Closing SLA), from the closing of the sale of Gmul's Shares to the Purchasers (the "First Closing" as specified in the First Closing SLA) so that the Second Closing will take place no earlier than 24 hours and no later than 48 hours following the First Closing;

Now therefore the Parties have agreed:

1.    DIVIDEND DISTRIBUTION AFTER THE FIRST CLOSING

      1.1 The board of directors of MHL shall be convened immediately following the First Closing to discuss the distribution of dividends in the amount of NIS.69,000,000 (the "Dividends"). The Board will take note of the legal opinion of Prof. J. Gross, Hodak & Co. and the expert opinion of the independent auditors of MHL and shall decide whether MHL can distribute such dividends. If so decided by the board of directors of MHL, the Dividends shall be distributed to the shareholders in accordance with their pro rata shareholding in

            MHL. Thus if the Board will decide to distribute dividends in the total amount of NIS.69,000,000, such dividend will be distributed as follows:

            To Ampal - 46%, namely, NIS.31,740,000

            To Amot - 27.04%, namely, NIS.18,657,600

            To the Purchasers and to their Affiliates, to which the Gmul Shares will be transferred at the First Closing, in the total - 20%, namely, NIS.13,800,000

            To Hevrat Haovdim - 6.96%, namely, NIS.4,802,400.

      1.2 Since the Second Closing SLA requires implementation of the Second Closing within forty-eight hours of the First Closing, the Dividends shall be paid by MHL to the shareholders within twenty-four hours of the First Closing, by bank transfer to the said shareholders' bank accounts.

2.    REDUCTION OF CONSIDERATION

      2.1 In accordance with the provisions of Section 6.2(b) of the Main Agreement the US dollar equivalent of the portion of the Dividends which shall be distributed and actually paid by MHL to Ampal shall be deducted from the remainder of Ampal's Part of the Consideration, and the US dollar equivalent of the portion of the Dividends which shall be distributed and actually paid by MHL to Amot shall be deducted from the remainder of Amot's Part of the Consideration.

            2.1.1 Thus, it is agreed by the parties hereto that for purposes of the Second Closing SLA, the dollar figure constituting the term "Remaining Ampal Consideration" (Section 2.2 of the second Closing SLA) shall be reduced by the US Dollar equivalent of the portion of the Dividends actually paid to Ampal and the dollar figure constituting the term "Remaining Amot Consideration" (Section 2.2 of the second Closing SLA) shall be reduced by the US Dollar equivalent of the portion of the Dividends actually paid to Amot.

            2.1.2 Also for the avoidance of doubt, the unconditional
                  confirmation included in the Bank Documentation (as defined in Section 2.3 of the Second Closing SLA) shall confirm without any reservation the payment to Ampal and Amot of the Remaining Ampal Consideration and of the Remaining Amot Consideration (as defined in Section 2.2 of the Second Closing SLA), as reduced by the portion of the Dividend actually paid to Ampal and Amot respectively as provided hereunder, and the Trustees are hereby instructed accordingly.

      2.2 For purposes of calculating the US dollar equivalent of the said portions of the Dividends, the Bank of Israel's representative rate in effect at the time of the bank transfer of the said portions of the Dividends to Ampal's and Amot's accounts shall apply.

      3. The Purchasers undertake to convene a general meeting of the shareholders of MHL, no later than 30.6.99, for the purpose of approving the dividends to be distributed as provided above as final dividends for the periods ending 31.12.98, and to vote in favor of such approval. The Purchasers will provide Ampal and Amot with a copy of the minutes of such meeting.

      4. In this side letter agreement each of the terms defined in the Main Agreement shall have the same meaning ascribed to it therein.


      Koor Industries Ltd.                                            AMPAL

      /s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
      -----------------------------             ---------------------------

      SHERATON                                                         AMOT

                                                /s/ [ILLEGIBLE]
      -----------------------------             ---------------------------

APPENDICES

Appendix A: The First Closing SLA

Appendix B: The Second Closing SLA

      2.2 For purposes of calculating the US dollar equivalent of the said portions of the Dividends, the Bank of Israel's representative rate in effect at the time of the bank transfer of the said portions of the Dividends to Ampal's and Amot's accounts shall apply.

      3. The Purchasers undertake to convene a general meeting of the shareholders of MHL, no later than 30.6.99, for the purpose of approving the dividends to be distributed as provided above as final dividends for the periods ending 31.12.98, and to vote in favor of such approval. The Purchasers will provide Ampal and Amot with a copy of the minutes of such meeting.

      4. In this side letter agreement each of the terms defined in the Main Agreement shall have the same meaning ascribed to it therein.


      Koor Industries Ltd.                                            AMPAL

      /s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
      -----------------------------             ---------------------------

      SHERATON                                                         AMOT

      /s/ Robert F. Cotter                      /s/ [ILLEGIBLE]
      -----------------------------             ---------------------------

      I confirm that Robert F. Cotter, by his above signature, is authorized to represent Sheraton Intercontinental Ltd.

                                                /s/ Robert L. Scott
                                                ---------------------------
                                                Robert L. Scott
                                                General Counsel,
                                                Sheraton Intercontinental Ltd.

APPENDICES

Appendix A: The First Closing SLA

Appendix B: The Second Closing SLA

                   Side Letter Agreement on the First Closing
                     (hereinafter, the "First Closing SLA")

                              Dated: April 12, 1999

Further to an Agreement dated the 27th day of January, 1999, by and between Ampal Israel Ltd. ("Ampal"), Amot Investments Ltd. ("Amot") and Gmul Investments Company Ltd. ("Gmul"), (collectively, the "Vendors") of the one part, and Sheraton Intercontinental Ltd. (hereinafter, "Sheraton") and Koor Tourism Ltd. (hereinafter, "Koor") (jointly and severally, the "Purchasers"), of the other part (hereinafter the "Main Agreement").

Whereas, in accordance with the Main Agreement, Ampal shall sell 783,778 shares of Moriah Hotels Ltd. ("MHL") to the Purchasers ("Ampal's Shares") for consideration in the amount of US$37,489,165, Amot shall sell 460,725 shares of MHL to the Purchasers ("Amot's Shares") for consideration in the amount of US$22,035,509, and Gmul shall sell 340,773 shares of MHL to the Purchasers ("Gmul's Shares") for consideration in the amount of US$16,302,934;

Whereas the Purchasers paid on January 27, 1999, to each of the Vendors as required by the Main Agreement, their share of 20% of the consideration for the shares of the Vendors in MHL; and

Whereas Ampal, Amot and the Purchasers have agreed to separate the closing of the sale of Ampal's Shares and Amot's Shares (the "Second Closing"), from the closing of the sale of Gmul's Shares to the Purchasers (the "First Closing") so that the Second Closing will take place no earlier than 24 hours and no later than 48 hours following the First Closing.

NOW THEREFORE THE PARTIES AGREE:

1. Gmul and the Purchasers hereby agree that Gmul's Shares shall be sold at the First Closing.

2. For purposes of the First Closing and pursuant to Section 7(d) of the Main Agreement, Gmul shall deliver minutes of the board of directors of MHL in the form of Appendix C-1 hereto, instead of delivering minutes in the form of Appendix C of the Main Agreement.

3. The Purchasers shall have the right to execute the acts required of them, in the Main Agreement and in this First Closing SLA, through either of the Purchasers and/or any of their affiliates or together in any proportion the Purchasers deem fit. In light thereof, the share transfer deeds attached as Appendix B3 to the Main Agreement shall be delivered to the Purchasers such that the Purchasers shall be able to fix in writing on the said deed the names of the transferees and distribution of Gmul's Shares among them in any proportion the Purchasers deem fit.

4. Gmul confirms that it is aware of the Second Closing SLA and has no objection thereto.

5. This First Closing SLA constitutes an integral part of the Main Agreement and shall be read and interpreted as an integral part thereof.


      Koor Industries Ltd.           SHERATON                               GMUL

      /s/ [ILLEGIBLE]                                       /s/ [ILLEGIBLE]
      ---------------------      --------------------       --------------------

APPENDICES

Appendix C-1: Resolution of the Board of Directors regarding transfer of Gmul's Shares the Purchasers shall be able to fix in writing on the said deed the names of the transferees and distribution of Gmul's Shares among them in any proportion the Purchasers deem fit.

4. Gmul confirms that it is aware of the Second Closing SLA and has no objection thereto.

5. This First Closing SLA constitutes an integral part of the Main Agreement and shall be read and interpreted as an integral part thereof.


      Koor Industries Ltd.           SHERATON                               GMUL

      /s/ [ILLEGIBLE]            /s/ Robert F. Cotter       /s/ [ILLEGIBLE]
      ---------------------      --------------------       --------------------

      I confirm that Sheraton Intercontinental Ltd. is duly represented by Robert F. Cotter, who has signed above on behalf of the Company.

                                           /s/ Robert L. Scott
                                           ----------------------------------
                                           Robert L. Scott
                                           General Counsel,
                                           Sheraton Intercontinental Ltd.

APPENDICES

Appendix C-1: Resolution of the Board of Directors regarding transfer of Gmul's Shares

                   Side Letter Agreement on the Second Closing
                           (the "Second Closing SLA")

                              Dated: April 12, 1999

Further to an Agreement dated the 27th day of January, 1999, by and between Ampal Israel Ltd. ("Ampal"), Amot Investments Ltd. ("Amot") and Gmul Investments Company Ltd. ("Gmul"), (collectively, the "Vendors") of the one part, and Sheraton Intercontinental Ltd. ("Sheraton") and Koor Tourism Ltd. ("Koor") (jointly and severally, the "Purchasers"), of the other part (the "Main Agreement").

Whereas, in accordance with the Main Agreement, Ampal shall sell 783,778 shares of Moriah Hotels Ltd. ("MHL") to the Purchasers ("Ampal's Shares") for consideration in the amount of US$37,489,165, Amot shall sell 460,725 shares of MHL to the Purchasers ("Amot's Shares") for consideration in the amount of US$22,035,509, and Gmul shall sell 340,773 shares of MHL, to the Purchasers ("Gmul's Shares") for consideration in the amount of US$16,302,934;

Whereas the Purchasers paid on January 27, 1999, to each of the Vendors as required by the Main Agreement, their share of 20% of the consideration for the shares of the Vendors in MHL; and

Whereas Ampal, Amot and the Purchasers have agreed to separate the closing of the sale of Ampal's Shares and Amot's Shares (the "Second Closing"), from the closing of the sale of Gmul's Shares to the Purchasers (the "First Closing", as specified in the First Closing SLA attached here as Appendix A) so that the Second Closing will take place no earlier than 24 hours and no later than 48 hours following the First Closing.

1. In this Second Closing SLA, each of the terms defined in the Main Agreement shall have the same meaning ascribed to it therein.

2. The transfer of the Sold Shares and payment of the Second Installment shall be carried out in two (2) stages as follows:

      2.1 In the First Closing, the Purchaser shall pay Gmul the remainder of Gmul's Part of the Consideration (80% [eighty percent] of Gmul's Part of the Consideration) against delivery to the Purchaser of a share transfer deed in the text annexed to the Main Agreement as Appendix B3 and as stipulated in Section 3 of the First Closing SLA, and the Minutes of MHL's Board of Directors approving the transfer of the Gmul Shares in the text annexed hereto and marked "Appendix C-1".

      2.2 In the Second Closing, the Purchaser shall pay to Ampal the remainder of Ampal's Part of the Consideration, namely, $29,991,332 (hereinafter - the "Remaining Ampal Consideration") and to Amot the remainder of Amot's Part of the Consideration, namely, $17,628,407 (hereinafter - the "Remaining Amot Consideration") against delivery to the Purchaser of the Minutes of the Company's Board of Directors approving the transfer of Ampal's Shares and Amot's Shares to the Purchaser in the text annexed hereto and marked "Appendix C-2".

      2.3 Upon paying the Remaining Ampal Consideration and the Remaining Amot consideration, the Purchasers shall deliver to the Trustees (as hereinafter defined) documents signed by either Bank Hapoalim Ltd. confirming, without any reservation, the payment of the Remaining Ampal Consideration to Ampal's Account No.277002 in Bank Hapoalim Ltd. Arlozorov Branch, and of the Remaining Amot Consideration to Amot's Account No.44670 in Bank Hapoalim Ltd. Hameasfim Branch (the "Bank Documentation").

3. Upon execution of this Second Closing SLA, Ampal and Amot shall deliver to Muriel Matalon, Adv. and Zvi Firon, Adv. (the "Trustees") in trust the following documentation:

      3.1 Share transfer deeds (the "Deeds") attached as Appendices B1* and B2 to the Main Agreement. The Deeds shall be delivered so that if and when such deeds of transfer are delivered to the Purchasers by the Trustees in accordance with this Section 3, the Purchasers shall be able to fix in writing on the Deeds the distribution of Ampal's Shares and Amot's Shares to either of the Purchasers and/or any of their affiliates in any proportion the Purchasers deem fit.

            *the serial numbers recited for Ampal's Shares in the English language Appendix B1 are short by around 550,000 Shares of the total of 783,778 Shares to be transferred. The Hebrew version is correct.

      3.2 Letters of resignation from the Board of Directors of MHL of the following directors: Daniel Steinmetz, Raz Steinmetz, Yehoshua Gleitman, Yoseph Steinman, Eli Wagner, Haim Kimche, Zamir Sofer, BenAmi Zukerman and Zvi Fichman, to become effective only upon delivery thereof, if at all, to MHL.

      The parties hereby instruct the Trustees, and the Trustees hereby undertake to fulfill the following instructions:

      If the Trustees have received:

      (a) a written confirmation signed by Ampal and Amot confirming that they have received all the consideration due to them under the Main Agreement (the "Confirmation"); or

      (b)   The Bank Documentation.

      Then, and only then, will the Trustees transfer the Deeds and the said letters of resignation to the Purchasers.

      If the Trustees do not receive either the Confirmation or the Bank Documentation within fourteen days of the date of First Closing, the Trustees shall return the Deeds and the said letters of resignation to Ampal and Amot.

4. The Purchasers shall have the right to execute the acts required of them, in the Main Agreement and in this Second closing SLA, through either of the Purchasers and/or any of their affiliates or together in any proportion the Purchasers deem fit.

5. All the terms of the Main Agreement with respect to the Completion Date will apply with the respect to both the First Closing and the Second Closing, and whenever the term Completion Date is referred to, it shall mean the First closing and the Second Closing, or either of them, as appropriate. To avoid doubt, for the purpose of Section 9 of the Main Agreement - the Completion Date shall mean the date of the completion of the Second Closing.

6.    To avoid doubt:

      6.1 The acts referred to in Sections 7(c) and 8.2.2.3 of the Main Agreement shall be performed on the First Closing.

      6.2 The Interim Period is the period between the date of the Main Agreement and the Second Closing.

      6.3 Appendix C to the Main Agreement is hereby replaced by Appendices C-1 and C-2 annexed hereto. Appendix C-1 shall be delivered to the PURCHASER on the First Closing, and Appendix C-2 shall be delivered to the PURCHASER on the Second Closing and the provisions of Section 7(d) to the Main Agreement are amended accordingly.

7. Between the First Closing and the Second Closing, Koor, Sheraton, Ampal and Amot shall make their best effort to prevent the taking of any decisions and/or acts by MHL which are not in the ordinary course of business. The act and decisions required under the Main Agreement, the First Closing SLA, this Second Closing SLA and/or any other written agreement between the above parties shall constitute exceptions to the aforesaid prohibition.

8. All other terms and conditions of the Main Agreement remain unchanged, and the terms of this Second Closing SLA do not prejudice, unless expressly stated herein, in any way existing legal and/or contractual rights of the parties hereto.

9. This Second Closing SLA constitutes an integral part of the Main Agreement and shall be read and interpreted as an integral part thereof.


      Koor Industries Ltd.                                                 AMPAL

      /s/ [ILLEGIBLE]                              /s/ [ILLEGIBLE]
      --------------------------                   -----------------------------


      SHERATON                                                              AMOT

                                                   /s/ [ILLEGIBLE]
      --------------------------                   -----------------------------

APPENDICES

Appendix A: The First Closing SLA

Appendix C-1: Resolution of Board of Directors approving transfer of Gmul's
              Shares

Appendix C-2: Resolution of Board of Directors approving transfer of Ampal's
              Shares and Amot's Shares

We hereby agree to act in accordance with the instructions in Section 3 of this Second Closing SLA.

      -------------------------                    -----------------------------
      Muriel Matalon                                                   Zvi Firon

8. All other terms and conditions of the Main Agreement remain unchanged, and the terms of this Second Closing SLA do not prejudice, unless expressly stated herein, in any way existing legal and/or contractual rights of the parties hereto.

9. This Second Closing SLA constitutes an integral part of the Main Agreement and shall be read and interpreted as an integral part thereof.


      Koor Industries Ltd.                                                 AMPAL

      /s/ [ILLEGIBLE]                             /s/ [ILLEGIBLE]
      --------------------------                  ------------------------------


      SHERATON                                                              AMOT

      /s/ Robert F. Cotter                        /s/ [ILLEGIBLE]
      --------------------------                  ------------------------------

      I confirm that Robert F. Cotter is authorized to sign on behalf of Sheraton Intercontinental Ltd.

                                                  Robert L. Scott
                                                  General Counsel,
                                                  Sheraton Intercontinental Ltd.

APPENDICES

Appendix A: The First Closing SLA

Appendix C-1: Resolution of Board of Directors approving transfer of Gmul's
              Shares

Appendix C-2: Resolution of Board of Directors approving transfer of Ampal's
              Shares and Amot's Shares

We hereby agree to act in accordance with the instructions in Section 3 of this Second Closing SLA.


      -------------------------                   ------------------------------
      Muriel Matalon                                                   Zvi Firon

April 12, 1999

Ampal (Israel) Ltd.

Amot Investments Ltd.

Gmul Investments Company Ltd.

Gentlemen,

                  Re: Sale of Holdings in Moriah Hotels Ltd.

Further to the agreement dated 27.1.99 (hereinafter "the Agreement") for the sale of your holdings in Moriah Hotels Ltd. (hereinafter "the Company"), we hereby confirm as follows:

In all matters concerning authorizations of the Company and other companies of the Moriah group, that were given to you as set out in Sections 4.4 and 6.2(c) of the Agreement, we or the Company or another company in the Moriah group will not have any claim against you emanating from the change in identity of the purchasers of your holdings in the Company.

                                   Sincerely yours,

Koor Industries Ltd.

/s/ [ILLEGIBLE]              /s/ [ILLEGIBLE]
-------------------------    -------------------  ------------------------------
Koor Industries Ltd.         Koor Tourism Ltd.    Sheraton Intercontinental Ltd.

Authorization

I, the undersigned, Muriel Matalon, attorney of Koor Industries Ltd., Koor Tourism Ltd., and Sheraton International Ltd. (hereinafter "my Clients") hereby confirm that the above signatures are binding on my Clients in everything connected with this document or emanating herefrom.


                                                  ------------------------------
                                                  Muriel Matalon, Adv.

April 12, 1999

Ampal (Israel) Ltd.

Amot Investments Ltd.

Gmul Investments Company Ltd.

Gentlemen,

                  Re: Sale of Holdings in Moriah Hotels Ltd.

Further to the agreement dated 27.1.99 (hereinafter "the Agreement") for the sale of your holdings in Moriah Hotels Ltd. (hereinafter "the Company"), we hereby confirm as follows:

In all matters concerning authorizations of the Company and other companies of the Moriah group, that were given to you as set out in Sections 4.4 and 6.2(c) of the Agreement, we or the Company or another company in the Moriah group will not have any claim against you emanating from the change in identity of the purchasers of your holdings in the Company.

                                   Sincerely yours,

Koor Industries Ltd.

/s/ [ILLEGIBLE]              /s/ [ILLEGIBLE]      /s/ Robert F. Cotter
-------------------------    -------------------  ------------------------------
Koor Industries Ltd.         Koor Tourism Ltd.    Sheraton Intercontinental Ltd.

Authorization

I, the undersigned, Muriel Matalon, attorney of Koor Industries Ltd., Koor Tourism Ltd., and Sheraton International Ltd. (hereinafter "my Clients") hereby confirm that the above signatures are binding on my Clients in everything connected with this document or emanating herefrom.


                                                  ------------------------------
                                                  Muriel Matalon, Adv.